FIRST AMENDMENT OF AGREEMENT OF SALE

            THIS FIRST AMENDMENT OF AGREEMENT OF SALE (this "Amendment" is made as of June __, 2006, by and between DVL, INC. a Delaware corporation having an address at 70 East 55th street, 7th Floor, New York, New York 10022 (the "Seller"), and 354 BROADWAY ASSOCIATES, LLC, a New York limited liability company, having an address at 13 Notre Dame Street, Ft. Edward, New York 12828 (the "Buyer").

      WHEREAS, Seller and Buyer entered into an Agreement of Sale dated April 27, 2006, (the "Agreement") for the purchase and sale of certain real property located in the Town of Ft. Edward, County of Washington, State of New York, as such Property is more fully described in the Agreement (the "Property");

      WHEREAS, Buyer has requested Seller to conduct twelve (12) soil sample tests at the Property (the "Environmental Testing") as part of Buyer's investigation of the environmental condition of the Property;

      WHEREAS, Seller is willing to undertake the Environtnental Testing at the Property provided that Buyer agrees to reimburse Seller for one-half of the cost thereof;

      WHEREAS, Buyer and Seller desire to extend the Due Diligence Expiration Date (as defined in Section 3.01(a) of the Agreement) to afford Seller the opportunity to undertake the Environmental Testing and Buyer the opportunity to review the results thereof.

      WHEREAS, except for the Environmental Testing, Buyer desires to waive the title and environmental contingencies set forth in Sections 3.01(d) and 3.02(d) of the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Buyer and Seller hereby covenant and agree as follows:

      1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      2. The Due Diligence Expiration Date shall be extended until the twentieth (20th) day following the date of execution of this Amendment or five (5) days after receipt by Buyer of the of the environmental test report described in Paragraph 5 hereunder, whichever is later (the "Extended Due Diligence Expiration Date). Wherever the term "Due Diligence Expiration Date" appears in the Agreement, it shall be understood to mean the Extended Due Diligence Expiration Date.

      3. Within three (3) business days following the execution of this Amendment,

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            Buyer's and Seller's respective environmental consultants shall meet at the property for the purpose of delineating the location of the twelve (12) soil samples to be obtained from the main parking lot area of the Property. Buyer acknowledges that Buyer's environmental consultant has recommended the number and general location of the additional soil samples and agrees that no more than twelve (12) additional soil samples shall be obtained from the Property. The exact locations for the soil samples will be determined and marked by Buyer's environmental consultant in the field with stakes or paint and by hand on a site map prepared by Buyer's environmental consultant and delivered to Seller's environmental consultant. Notwithstanding the foregoing, Buyer acknowledges that the locations of the soil samples may be changed to account for any existing underground utility lines. Buyer acknowledges that the location of the soil samples will be determined by Buyer's environmental consultant and that Seller will not represent or warrant the adequacy of the soil samples or any other aspect of the Environmental Testing.

      4. Seller's environmental consultant, Malcolm Pirnie, Inc., shall undertake the Environmental Testing in accordance with the proposal for additional soil sampling dated June 20, 2006, a copy of which is attached hereto. Buyer and Seller agree to share equally the cost of the Environmental Testing. Upon completion of the Environmental Testing, Seller shall cause the Property to be restored to substantially the same condition that existed prior to the Environmental Testing.

      5. Seller shall provide Buyer with the results of the Environmental Testing promptly upon availability. Buyer shall have until the Extended Due Diligence Expiration Date to review the results of the Environmental Testing. Buyer agrees that the results of the Environmental Testing will be reviewed by Buyer's environmental consultant and acknowledges that neither Seller nor Seller's environmental consultant will represent or warrant the results of the Environmental Testing. In the event that Buyer determines, in Buyer's sole discretion, that the results of the Environmental Testing are unsatisfactory, Buyer may, on or before the Extended Due Diligence Expiration Date, give notice of termination of the Agreement to Seller, whereupon the Agreement shall be terminated, the Deposit plus any accrued interest shall be returned to Buyer and neither party shall have any further rights or obligations thereunder. Notwithstanding the foregoing, Buyer shall not be entitled to receive a refund of the Deposit until Buyer reimburses Seller for one-half of the cost of the Environmental Testing.

      6. Buyer agrees to keep the Property free from all liens and to indemnify, defend and hold harmless Seller and Seller's officers, directors, agents, representatives, employees and their respective affiliates from all claims, actions, losses, liabilities, damages, costs, fines and expenses (including, but not limited to, attorneys' fees and costs) incured, suffered by or claimed

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            against any of them by reason of any damage to the Property or injury to persons caused by Buyer and/or its agents, employees or contractors entry upon or activities at the Property. This indemnity shall survive the Closing or any termination of the Agreement

      7. Except as set forth in Paragraph 5 above, Buyer hereby waives any and all rights it has under Section 3.02(d) of the Agreement to terminate the Agreement based upon the environmental condition of the Property. Buyer specifically approves the Environmental Work Plan attached to the Agreement as Exhibit "F".

      8. Buyer hereby waives any and all rights it has under Section 301(d) of the Agreement to terminate the Agreement based upon the condition of title to the Property. Notwithstanding the foregoing, Seller hereby represents to Buyer that, as of the date of this Amendment, Seller has not received any notice of default under the Reciprocal Easement Agreement dated November 7, 2003, as amended on July 12, 2004.

      9. Subject to the provisions of this Amendment, all of the terms. covenants, and conditions of the Agreement are reconfirmed and shall remain in full force and effect and binding upon the parties hereto, their heirs, administrators, and executors.

      10. In the event of a conflict between any of the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall be controlling.

      11. This Amendment may be executed in separate counterparts. It shall be fully executed when Seller and Buyer have each signed at least one counterpart even though no one counterpart contains the signature of both parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

                                   SELLER:

                                   DVL, INC.

                                   By /s/ Charles D. Carames
                                      ------------------------
                                      Name: Charles D. Carames
                                      Title: Vice President

                                   Date: 6/28/06
                                         ---------------------

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                                   BUYER:

                                   354 BROADWAY ASSOCIATES, LLC

                                   By /s/ S. Paul Miller
                                      ------------------------
                                      Name: S. Paul Miller
                                      Title: Member

                                   Date: 6/27/06
                                         ---------------------